Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2016 FIRST QUARTER RESULTS

-- Strong Momentum Continues; Business Outlook Remains Favorable --

LOS ANGELES, CA – August 10, 2015 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2016 first quarter– reflecting record sales and adjusted profitability for a first quarter, supported by new business and product-line expansion contributions.

Net sales for the fiscal 2016 first quarter increased 36.3 percent to $85.8 million from $63.0 million for the same period a year earlier.  On an adjusted basis, net sales climbed 36.6 percent to $86.6 million from $63.4 million in the fiscal 2015 first quarter -- excluding certain customer allowances related to new business. The company’s sales performance for the fiscal 2016 quarter reflects new rotating electrical business gains, as well as increased contributions from wheel hubs and the company’s emerging master cylinder business.

Net income for the quarter was $1.9 million, or $0.10 per diluted share, compared with net income of $3.9 million, or $0.25 per diluted share, a year ago – reflecting the impact of certain unusual items, as well as an 18.6 percent increase in the diluted weighted average number of shares outstanding in the fiscal 2016 period.

Adjusted net income for the fiscal 2016 first quarter increased 77.0 percent to $8.4 million, or $0.44 per diluted share, from $4.7 million, or $0.30 per diluted share, the same period a year earlier -- excluding certain expenses noted in the Reconciliation of Non-GAAP Financial Measures tables below.

Gross profit increased 45.9 percent to $26.0 million from $17.8 million a year earlier.  Gross profit as a percentage of sales for the fiscal 2016 first quarter was 30.3 percent compared with 28.3 percent a year earlier -- due primarily to product mix, overall lower per-unit costs related to improved purchasing, enhanced production and better overhead absorption. In addition, gross profit a year ago was impacted by certain start-up costs.

Adjusted gross profit was $26.8 million compared with $19.2 million a year ago, representing a 39.6 percent increase.  Adjusted gross profit as a percentage of sales for the three months was 30.9 percent compared with 30.2 percent a year earlier.

 “Results for the fiscal 2016 first quarter reflect sales gains across all product lines, and we are well-positioned for continued success -- supported by an aging vehicle population, increased miles driven, positive operating synergies and product line expansion opportunities,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

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Motorcar Parts of America, Inc.
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Use of Non-GAAP Measures

We define adjusted net income (loss) as net income (loss) adjusted for certain items related to the company’s discontinued subsidiaries, as well as financing, consulting and other fees.  We define Adjusted EBITDA as adjusted net income (loss), plus interest expense, income tax expense and depreciation and amortization.  Adjusted net income (loss) does not reflect many items that affect the company’s net income (loss), including many items related to company’s discontinued subsidiaries.  Adjusted EBITDA does not reflect the impact of a number of items that affect the company’s net income, including financing costs and matters related to the company’s discontinued subsidiaries.  Adjusted EBITDA and adjusted net income (loss) are not measures of financial performance under GAAP, and should not be considered as alternatives to net income or income from operations as a measure of liquidity.  Adjusted EBITDA and adjusted net income (loss) have significant limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP.  For a reconciliation of Adjusted EBITDA and adjusted net income (loss) to net income (loss) see the financial tables included in this press release.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 6:30 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 9:30 a.m. Pacific time today through 8:59 p.m. Pacific time on Monday, August 17, 2015 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 97569487

About Motorcar Parts of America, Inc.

Motorcar Parts of America is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel hub assembly products and brake master cylinders utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia and China, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia.  Additional information is available at www.motorcarparts.com.

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Motorcar Parts of America, Inc.
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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2015 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	June 30,
	2015	2014
Net sales	$85,835,000	$62,975,000
Cost of goods sold	59,844,000	45,159,000
Gross profit	25,991,000	17,816,000
Operating expenses:
General and administrative	11,360,000	5,392,000
Sales and marketing	2,280,000	1,826,000
Research and development	736,000	522,000
Total operating expenses	14,376,000	7,740,000
Operating income	11,615,000	10,076,000
Interest expense, net	8,437,000	3,413,000
Income before income tax expense	3,178,000	6,663,000
Income tax expense	1,268,000	2,714,000

Net income	$1,910,000	$3,949,000

Basic net income per share	$0.11	$0.26

Diluted net income per share	$0.10	$0.25

Weighted average number of shares outstanding:

Basic	18,002,877	15,082,818

Diluted	18,888,013	15,921,367

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2015	March 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$17,349,000	$61,230,000
Short-term investments	878,000	699,000
Accounts receivable — net	10,629,000	24,799,000
Inventory— net	58,185,000	56,829,000
Inventory unreturned	8,442,000	7,833,000
Deferred income taxes	23,122,000	22,998,000
Prepaid expenses and other current assets	8,037,000	7,407,000
Total current assets	126,642,000	181,795,000
Plant and equipment — net	14,165,000	12,535,000
Long-term core inventory — net	202,002,000	188,950,000
Long-term core inventory deposits	32,567,000	31,571,000
Long-term deferred income taxes	240,000	261,000
Goodwill	1,847,000	-
Intangible assets — net	5,725,000	2,574,000
Other assets	3,306,000	3,195,000
TOTAL ASSETS	$386,494,000	$420,881,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$67,313,000	$61,893,000
Accrued liabilities	7,435,000	10,096,000
Customer finished goods returns accrual	19,526,000	19,678,000
Accrued core payment	10,233,000	13,190,000
Revolving loan	15,000,000	-
Other current liabilities	2,789,000	2,471,000
Current portion of term loan	2,302,000	7,733,000
Total current liabilities	124,598,000	115,061,000
Term loan, less current portion	22,263,000	71,489,000
Long-term accrued core payment	21,956,000	23,880,000
Other liabilities	21,832,000	20,248,000
Total liabilities	190,649,000	230,678,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share,
20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized;
18,169,866 and 17,974,598 shares issued and outstanding at June 30, 2015 and
March 31, 2015, respectively	182,000	180,000
Additional paid-in capital	195,364,000	191,279,000
Accumulated other comprehensive loss	(2,873,000)	(2,518,000)
Retained earnings	3,172,000	1,262,000
Total shareholders' equity	195,845,000	190,203,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$386,494,000	$420,881,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company's financial results for the three months ended June 30, 2015 and 2014. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three months ended June 30, 2015 and 2014 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended June 30,
	2015	2014
GAAP Results:
Net sales	$85,835,000	$62,975,000
Net income	1,910,000	3,949,000
Diluted income per share (EPS)	0.10	0.25
Gross margin	30.3%	28.3%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$86,623,000	$63,417,000
Non-GAAP adjusted net income	8,354,000	4,719,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.44	0.30
Non-GAAP adjusted gross margin	30.9%	30.2%
Non-GAAP adjusted EBITDA	17,715,000	11,782,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended June 30,
	2015	2014
Net sales, as reported	$85,835,000	$62,975,000
Adjustments:
Net sales
Customer allowance - cost of new business	788,000	442,000
Adjusted net sales	$86,623,000	$63,417,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended June 30,
	2015		2014
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as reported	$1,910,000	$0.10	$3,949,000	$0.25
Adjustments:
Net sales
Customer allowance - cost of new business	788,000	$0.04	442,000	$0.03
Cost of goods sold
New product line start-up costs	-		189,000	$0.01
Lower of cost or market revaluation - cores on customers' shelves	-		731,000	$0.05
Operating expenses
Disc. subsidiaries legal, severance, acquisition, financing and other costs	3,141,000	$0.17	560,000	$0.04
Share-based compensation expense	516,000	$0.03	498,000	$0.03
Mark-to-market losses (gains)	964,000	$0.05	(1,347,000)	$(0.08)
Interest
Write-off of prior deferred loan fees	5,108,000	$0.27
Tax effected at 39% tax rate (a)	(4,073,000)	$(0.22)	(303,000)	$(0.02)
Adjusted net income	$8,354,000	$0.44	$4,719,000	$0.30

(a) Tax effect at 39% of the income from continuing operations before income tax expense (reflecting the adjustments)

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Three Months Ended June 30,
	2015		2014
	$	Gross Margin	$	Gross Margin
GAAP gross profit, as reported	$25,991,000	30.28%	$17,816,000	28.29%
Adjustments:
Net sales
Customer allowance - cost of new business	788,000		442,000
Cost of goods sold
New product line start-up costs	-		189,000
Lower of cost or market revaluation - cores on customers' shelves	-		731,000
Total adjustments	788,000	0.63%	1,362,000	1.95%
Adjusted gross profit	$26,779,000	30.91%	$19,178,000	30.24%

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended June 30,
	2015	2014
GAAP net income, as reported	$1,910,000	$3,949,000
Interest expense, net	8,437,000	3,413,000
Income tax expense	1,268,000	2,714,000
Depreciation and amortization	691,000	633,000
EBITDA, as reported	$12,306,000	$10,709,000

Adjustments:
Net sales
Customer allowance - cost of new business	788,000	442,000
Cost of goods sold
New product line start-up costs	-	189,000
Lower of cost or market revaluation - cores on customers' shelves	-	731,000
Operating expenses
Disc. subsidiaries legal, severance, acquisition, financing and other costs	3,141,000	560,000
Share-based compensation expense	516,000	498,000
Mark-to-market losses (gains)	964,000	(1,347,000)
Adjusted EBITDA	$17,715,000	$11,782,000